EXHIBIT 3.15

BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders of IGSM GROUP INC (the "Corporation"), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the Chairman of the Board of Directors, the President of the Corporation or as otherwise provided by law (meaning, here and hereinafter, the General Corporation Law or the Certificate of Incorporation of the Corporation) and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 3. Notice of Meetings.

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be

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held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

<u>Section 4</u>. <u>Quorum</u>.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the Chairman of the meeting (as defined in Section 5 of Article I) or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a

quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman of the Board of Directors appoints.

Section 6. Conduct of Business.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the

record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

Section 8. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the

examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be _______. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new

directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors them in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies.

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified. In the event that no directors are remaining in office, the appropriate number of successor directors shall be elected by the stockholders entitled to vote.

Section 3. Regular Meetings.

A regular annual meeting of the Board of Directors shall be held at such place and at such time in the first week of February as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular annual meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President of the Corporation and shall be held at such place, on such date, and at such time as they or he or they shall fix. Notice of the place, date, and time of

each such special meeting shall be given to each director by whom it is not waived (i) by depositing written notice with the United States Postal Service, postage prepaid, not less than five days before such meeting, (ii) by depositing written notice with a nationally recognized overnight carrier not less than three days before such meeting, (iii) by telecopying written notice not less than twenty-four hours before such meeting, (iv) by hand delivery written notice not less than twenty-four hours before such meeting, or (v) by telephoning oral notice not less than twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Chairman of the Board.

The Board of Directors shall elect, at its original meeting and each annual meeting, a Chairman of the Board of Directors who shall be a director and who shall hold office until the next annual meeting of the Board of Directors and until his successor is elected and qualified or until his earlier resignation or removal by act of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors. In the absence of the Chairman of the Board of Directors, the President of the Corporation shall preside at meetings of the stockholders and the Board of Directors.

Section 8. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 9. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Corporation with or without cause, and from time to time devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

__Section 10__. __Compensation of Directors__.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for

their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III - COMMITTEES

<u>Section 1</u>. Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may be unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

Section 2. Officers' Committees.

Subject to the approval of the Board of Directors, the Chairman of the Board of Directors may appoint, or may provide for the appointment of, committees consisting of officers or other persons, with chairmanships, vice chairmanships and secretaryships and such duties and powers as the Chairman of the Board of Directors may, from time to time, designate and prescribe. The Board of Directors or the Chairman of the Board of Directors may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

Section 3. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. One-third of the members of a committee shall constitute a quorum. All matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

Section 1. Generally.

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by

the Board of Directors. Officers shall be elected by the Board of Directors which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person. One person may also have such other titles as the Board of Directors may determine.

Section 2. President.

The President shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability. In the absence of the Chairman and the President, any Vice President who is a director

shall, in the order prescribed by a resolution of the Board of Directors, preside at meetings of the stockholders and the Board of Directors.

Section 4. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision thereof.

Section 7. Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 8. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stock-

holder, director, officer, employee or agent, shall in every instance be effectively given by (i) depositing written notice with the United States Postal Service, postage paid, (ii) sending written notice by a nationally recognized overnight carrier, (iii) telecopying written notice, (iv) hand delivering written notice, or (v) telephoning oral notice. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation or conveyed personally by telephone to the receiver of the notice. The time when such notice is received, if hand delivered or telephoned, shall be the time of the giving of the notice. The time when such notice is dispatched, if delivered through the mails, by overnight carrier or by telecopy, shall be the time of the giving of such notice.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before of after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation

may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods.

In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the

day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII - AMENDMENTS

Section 1. Amendments.

These Bylaws may be amended, suspended or repealed in a manner consistent with law at any regular or special meeting of the Board of Directors by vote of a majority of the entire board or at any stockholders meeting called and maintained in accordance with Article I of these Bylaws. Such amendment, suspension or repeal may be evidenced by resolution or other wise as the Board may deem appropriate.

The undersigned, Secretary of the Corporation, does hereby certify that the foregoing is a true copy of the Bylaws of the Corporation, and that the same are in full force and effect as of this date.

Dated: 1/4/06

Secretary

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